UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 16, 2018

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COVENANT TRANSPORTATION GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-24960	88-0320154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Birmingham Hwy., Chattanooga, TN	37419
(Address of principal executive offices)	(Zip Code)

(423) 821-1212
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[ ]	Emerging growth company

[ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On February 16, 2018, the Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Covenant Transportation Group, Inc., a Nevada corporation (the "Company"), approved performance-based bonus opportunities for the Company's senior management group (the "Program") under the Company's 2006 Omnibus Incentive Plan, as amended (the "Plan").  As set forth in the Plan, the Committee may choose from a range of defined performance measures.

Under the Program, and consistent with the objectives of the Plan, certain employees, including the Company's named executive officers, may receive bonuses upon satisfaction of fiscal 2018 consolidated earnings per share targets (and, for Sam Hough and Paul Newbourne, the satisfaction of fiscal 2018 operating income and operating ratio targets established for the Company's subsidiaries, Covenant Transport, Inc. ("CTI") and Covenant Transport Solutions, Inc. (“Solutions”), respectively) (collectively, the "Performance Targets").  Each applicable Performance Target corresponds to a percentage bonus opportunity for the employee that is multiplied by the employee's 2018 year-end annualized salary to determine the employee's bonus.  Pursuant to the Program, in 2018 the Company's named executive officers are eligible to receive performance bonuses as follows: (i) David Parker may receive between 17.5% and 140.0% of his 2018 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, (ii) Joey Hogan may receive between 16.25% and 130.0% of his 2018 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, (iii) Richard Cribbs may receive between 12.5% and 100.0% of his 2018 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, (iv) Sam Hough may receive between 6.25% and 50.0% of his 2018 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, and between 6.25% and 50.0% of his 2018 year-end annualized salary depending on the Performance Targets achieved for CTI, if any, and (v) Paul Newbourne may receive between 6.25% and 50.0% of his 2018 year-end annualized salary depending on the consolidated Performance Targets achieved, if any, and between 25.0% and 50.0% of his 2018 year-end annualized salary depending on the Performance Targets achieved for Solutions, if any.  The performance bonuses based upon consolidated Performance Targets are subject to a 10.0% upward or downward adjustment depending upon year-over-year net income margin percent improvement/decline of the Company compared to five peer companies.

The Committee approved an increase of Mr. Parker’s annualized base salary from $590,000 to $640,000, effective April 1, 2018. Also, the Committee determined that the Company will cease paying the value of certain life insurance premiums for Mr. Parker, effective April 1, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENANT TRANSPORTATION GROUP, INC.

Date: February 22, 2018	By:	/s/ Richard B. Cribbs
Richard B. Cribbs
Executive Vice President and Chief Financial Officer